UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 9, 2006

HIGHLAND CLAN CREATIONS CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-101133
(Commission File Number)

98-0379351
(IRS Employer Identification No.)

#17 - 936 Peace Portal Drive, Blaine, Washington 98230
(Address of principal executive offices and Zip Code)

(360) 306-5275
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On March 9, 2006, we entered into a Share Purchase Agreement with Dr. Christopher Starr, Erich Sager, Dr. Todd Zankel and Falcon Corporate Investments Ltd. for the purchase by our company of all of the issued and outstanding shares of Raptor Pharmaceutical Inc.

The Share Purchase Agreement provides that we will effect a forward split of our authorized, issued and outstanding share capital on a fourteen (14) for one (1) basis (the “Forward Split”) before the completion of the Share Purchase Agreement. In consideration for all of the issued and outstanding shares of Raptor Pharmaceutical Inc., we will issue to each of Dr. Christopher Starr and Dr. Todd Zankel 3,000,000 post-Forward Split shares of our common stock and to each of Falcon Corporate Investments Ltd. and Erich Sager 1,000,000 post-Forward Split shares of the common stock.

We agreed to arrange a financing of $3,500,000, consisting of 7,000,000 post-Forward Split units at a price of $0.50 per unit before the completion of the Share Purchase Agreement. Each unit will comprise one post-Forward Split share of our common stock and one stock purchase warrant with an exercise price of $0.50 per share for a period of 18 months.

We agreed to register the resale of the units under a registration statement to be filed with the Securities and Exchange Commission and we agreed to pay liquidated damages equal to 5% of the proceeds raised, payable in units of our securities, if we fail to file a registration statement within 30 days after we file a current report on Form 8-K to announce the completion of the Share Purchase Agreement. The parties’ obligations to close the Share Purchase Agreement are conditioned upon our successful completion of the $3,500,000 financing. We have the option to raise up to an additional $500,000 on the same term. We also agreed to sell our current business for an amount approximately equal to the value of our current debt.

Raptor Pharmaceutical Inc. is a development stage corporation incorporated in the State of Delaware in 2005. Raptor Pharmaceutical Inc. recently completed a purchase of intellectual property, from BioMarin Pharmaceutical Inc. (NASDAQ: BMRN), related to the potential use of a receptor associated protein, RAP, as a drug or drug delivery platform to selectively deliver therapeutic products across the blood brain barrier and other tissues. The RAP technology is in the early development stage and there can be no assurance that, following the closing of the Share Purchase Agreement, we will be able to develop valuable or commercially successful products from the RAP technology or any at all. To assist Raptor Pharmaceutical Inc. with the development of its technology until the completion of the Share Purchase Agreement, we agreed to arrange for a third party to lend Raptor Pharmaceutical Inc. $200,000 pursuant to a promissory note, accruing interest at 10% per annum, which will mature the earlier of the closing of the Share Purchase Agreement or six months.

Closing of the Share Purchase Agreement is subject to a number of customary closing conditions and is scheduled on or before June 30, 2006, or on such other date as the parties may agree, to be held at such place and time as the parties may agree.

The information above is qualified in its entirety by the form of Share Purchase Agreement, which is attached as Exhibit 10.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

Exhibits

10.1   Share Purchase Agreement between Highland Clan Creations Corp. and Dr. Christopher Starr, Erich Sager, Dr. Todd Zankel and Falcon Corporate Investments Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHLAND CLAN CREATIONS CORP.

/s/ Brent McMullin
Brent McMullin, Director

Date: March 13, 2006